BLACKSKY REPORTS THIRD QUARTER 2026 RESULTS

Record Quarterly Revenue of $43 million, Up 118% YoY and 29% Sequentially
Net Income of $19 million and Record Adjusted EBITDA of $13 million
Company Raises Full-Year Guidance for Revenue and Adjusted EBITDA

HERNDON, VA – November 5, 2026 – BlackSky Technology Inc. (“BlackSky” or the “Company”) (NYSE: BKSY) announced results for the third quarter ended September 30, 2026.

“Building on strong Gen-3 sales performance, we delivered an exceptional third quarter with record revenue, strong margin growth, and record adjusted EBITDA,” said Brian E. O’Toole, BlackSky CEO. “Real-time intelligence is more mission-critical than ever, and we are winning customers because of our demonstrated ability to deliver assured, actionable intelligence with speed, reliability, and clarity. As we scale our Gen-3 capabilities, we expect to continue our momentum capitalizing on the growing global demand for our space-based intelligence and sovereign solutions.”

Third Quarter Financial Highlights:
•Record total revenue of $43 million, up 118% from prior year
•Record space-based intelligence & AI services revenue of $33 million
•Cash balance of $231 million as of September 30, 2026

Recent Highlights
•Named the exclusive provider of very-high resolution optical satellites under a $1 billion investment through a consortium that includes France and the UAE for an initial constellation of 50 satellites to serve Europe and other markets
•Successfully completed a 2-month seven-figure assured Gen-3 pilot with the U.S. government
•International defense customer rapidly expands from a small Gen-2 pilot into a seven-figure Gen-3 Assured subscription contract in less than six months
•Successful Gen-3 pilot leads to seven-figure renewal contract with HEO to expand non-Earth imaging space domain awareness services
•Selected as the first satellite imagery provider and commenced a pilot with SkyFi’s satellite intelligence platform to power automated facility monitoring insights for Robinhood retail investors
•Successfully deployed a fifth Gen-3 satellite, achieving first light and revenue generating operations within 24 hours, expanding constellation capacity to support growing customer demand

Financial Results
Revenues
Total revenue for the third quarter of 2026 was $42.8 million, compared to $19.6 million in the third quarter of 2025. The year-over-year increase of $23.2 million, or 118%, was primarily driven by accelerating customer demand for Gen-3, which drove record space-based intelligence and AI services revenue of $32.7 million.

Cost of Sales(1)
Total cost of sales as a percentage of revenue improved to 21% for the third quarter of 2026, compared to 35% for the third quarter of 2025. The improvement reflects the operating leverage from the growth of the Company’s high-margin space-based intelligence services.

Operating Expenses
Operating expenses for the third quarter of 2026 were $33.4 million, which included $4.4 million of non-cash stock-based compensation expense and $7.5 million in depreciation and amortization expenses. Operating expenses for the third quarter of 2025 were $29.6 million, which included $3.5 million in non-cash stock-based compensation expense and $7.9 million in depreciation and amortization expenses. Excluding the non-cash stock-based compensation and depreciation and amortization expenses from both years, cash operating expenses(2) for the third quarter of 2026 were $21.5 million, compared to $18.2 million in the prior year quarter. The year-over-year increase of $3.3 million was primarily due to planned incremental investments in the business.

Net Income
Net income for the third quarter of 2026 was $18.5 million, compared to a net loss of $15.3 million for the third quarter of 2025. The year-over-year improvement of $33.8 million was driven by strong operating results and changes in the gain/(loss) on derivatives, which are driven by fluctuations in the Company’s equity warrants and other equity instruments that are measured at fair value.

Adjusted EBITDA(2)
Adjusted EBITDA for the third quarter of 2026 was a record $12.8 million, a 29.9% margin on $42.8 million in revenue. The year-over-year increase of $17.3 million was primarily driven by strong revenue growth, expanding gross margins, and operating leverage across the business.

Balance Sheet & Capital Expenditures
As of September 30, 2026, cash and cash equivalents, restricted cash, and short-term investments totaled $231.1 million. Capital expenditures for the third quarter of 2026 were $15.4 million.

(1) Cost of sales is defined as space-based intelligence & AI services costs, excluding depreciation and amortization, mission solutions costs, excluding depreciation and amortization, and advanced technology programs costs, excluding depreciation and amortization.
(2) Non-GAAP financial measure. See “Non-GAAP Financial Measures” below and reconciliation table at the end of this press release.

2026 Outlook
As a result of the strong third quarter performance, the Company is raising its full year 2026 outlook for revenue and adjusted EBITDA for the second time this year. The Company now expects revenue to be between $140 million and $150 million, and Adjusted EBITDA to be between $18 million and $24 million. The Company is maintaining its full year 2026 outlook for capital expenditures of between $50 million and $60 million.

BlackSky has not reconciled its non-GAAP financial outlook to the most directly comparable GAAP measures because certain reconciling items, such as stock-based compensation expenses, change in fair value of warrant liabilities, and depreciation and amortization are uncertain or out of BlackSky’s control and cannot be reasonably predicted. The actual amount of these expenses will have a significant impact on BlackSky’s future GAAP financial results. Accordingly, a reconciliation of BlackSky’s non-GAAP outlook to the most comparable GAAP measures is not available without unreasonable efforts.

Investment Community Conference Call
BlackSky will host a conference call and webcast for the investment community this morning at 8:30 a.m. EST. Senior management will review the third quarter results, discuss BlackSky’s business, and answer questions. To access the live webcast, please visit the Company’s investor relations website at http://ir.blacksky.com and then select “News & Events”. A presentation accompanying the webcast can also be found on the investor relations website. The webcast and conference call will be archived on the investor relations website following completion of the call.

About BlackSky
BlackSky is a real-time, space-based intelligence company that delivers on-demand, high-frequency imagery, analytics, and high-frequency monitoring of the most critical and strategic locations, economic assets, and events in the world. BlackSky owns and operates one of the industry’s most advanced, purpose-built commercial, real-time intelligence system that combines the power of the BlackSky Spectra® tasking and analytics software platform and our proprietary low earth orbit satellite constellation.

With BlackSky, customers can see, understand and anticipate changes for a decisive strategic advantage at the tactical edge, and act not just fast, but first. BlackSky is trusted by some of the most demanding U.S. and international government agencies, commercial businesses, and organizations around the world. BlackSky is headquartered in Herndon, VA, and is publicly traded on the New York Stock Exchange as BKSY. To learn more, visit www.blacksky.com and follow us on X (Twitter).

Non-GAAP Financial Measures
Adjusted EBITDA is defined as net income or loss attributable to BlackSky before interest income, interest expense, income taxes, depreciation and amortization, as well as significant non-cash and/or non-recurring expenses as our management believes these items are not as useful in evaluating the Company’s core operating performance. These items include, but are not limited to, unrealized gain or loss on certain warrants/

shares classified as derivative liabilities; loss on debt extinguishment; non-recurring transaction costs; litigation, settlements, and related costs; severance; and impairment, obsolescence, and asset disposals. Cash operating expenses is defined as operating expenses less stock-based compensation expense for selling, general, and administrative costs, and depreciation and amortization expense. The Company believes evaluating cash operating expenses is useful to manage expenses as it excludes non-cash items that may obscure the underlying business performance.

Adjusted EBITDA and cash operating expenses are non-GAAP financial performance measures. These measures should not be considered in isolation or as an alternative to measures determined in accordance with GAAP. Please refer to the schedule herein and our filings with the U.S. Securities and Exchange Commission (the “SEC”) for a reconciliation of adjusted EBITDA to net loss, the most comparable measure reported in accordance with GAAP, and for a discussion of the presentation, comparability, and use of adjusted EBITDA. Please refer to the schedule herein for a reconciliation of cash operating expenses to operating expenses, the most comparable measure reported in accordance with GAAP, and this press release for a discussion of the use of cash operating expenses.

Forward-Looking Statements
Certain statements and other information included in this press release constitute forward-looking statements under applicable securities laws. Words such as "may", "will", "could", "should", "would", "plan", "potential", "intend", "anticipate", "believe", "estimate", "future", "opportunity", "will likely result", or "expect" and other words, terms, and phrases of similar meaning are often intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. All statements, other than statements of historical fact, contained in this press release, including statements as to future performance, our guidance outlook for the year, expected revenues and expected capital expenditures, our ability to sustain revenue growth, pipeline growth, backlog growth, expectations regarding the receipt of cash from customers over the next 12 months, expectations regarding global demand for our products and services, expectation regarding fulfillment of contracts with U.S. government customers and other government customers due to budget uncertainties, our anticipated liquidity and cash flows, our anticipated Gen-3 satellite launch timing, demand for Gen-3 solutions, and our expectations related to future profitability on an adjusted basis, are forward-looking statements.

Forward-looking statements are subject to various risks and uncertainties, which could cause actual results to differ materially from the anticipated results or expectations expressed in this press release. As a result, although BlackSky's management believes that the expectations and assumptions on which such forward-looking statements are based are reasonable, undue reliance should not be placed on the forward-looking statements because BlackSky can give no assurance that they will prove to be correct. The risks that could cause actual results to differ materially from current expectations include, but are not limited to, factors such as long and unpredictable sales cycles, customer demand, U.S. government budget uncertainties, and our ability to estimate resources for fixed-price contracts, expenses, and other operational and liquidity needs, as well as the risk factors discussed in our most recent Annual Report on Form 10-K, our most recent Quarterly Report on Form 10-Q, and other disclosures about BlackSky and its business included in BlackSky's disclosure materials filed from time to time with the SEC, which are available on the SEC's website at www.sec.gov or on BlackSky's Investor Relations website at ir.blacksky.com.

The forward-looking statements contained in this press release are expressly qualified in their entirety by the foregoing cautionary statements. All such forward-looking statements are based upon data available as of the date of this press release and speak only as of such date. BlackSky disclaims any intention or obligation to update or revise any forward-looking statements as a result of new information or future events, except as may be required under applicable securities law.

Investor Contact
Aly Bonilla
VP, Investor Relations
abonilla@blacksky.com
571-591-2864

Media Contact
Chuck Harper
Manager, Public Relations
bksypr@blacksky.com
571-591-2863

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
(unaudited)
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Revenue
Space-based intelligence & AI services	$32,740	$15,782	$73,766	$50,593
Mission solutions	4,725	859	11,845	11,752
Advanced technology programs	5,379	2,977	11,323	9,016
Total revenue	42,844	19,618	96,934	71,361
Costs and expenses
Space-based intelligence & AI services costs, excluding depreciation and amortization	4,941	4,329	15,260	11,607
Mission solutions costs, excluding depreciation and amortization	1,341	228	4,158	7,459
Advanced technology programs costs, excluding depreciation and amortization	2,796	2,258	6,041	6,596
Selling, general and administrative	25,393	21,735	71,733	65,844
Research and development	460	30	921	292
Depreciation and amortization	7,508	7,864	24,752	22,308
Total costs and expenses	42,439	36,444	122,865	114,106
Operating income (loss)	405	(16,826)	(25,931)	(42,745)
Gain (loss) on derivatives	19,690	8,386	956	(14,148)
Loss on debt extinguishment	—	(4,140)	—	(4,140)
Interest income	2,052	1,324	4,424	2,574
Interest expense	(3,622)	(4,037)	(11,419)	(10,889)
Other (expense) income, net	(10)	(8)	(12)	60
Income (loss) before income taxes	18,515	(15,301)	(31,982)	(69,288)
Income tax expense	—	(39)	—	(104)
Net income (loss)	18,515	(15,340)	(31,982)	(69,392)
Other comprehensive income	—	—	—	—
Total comprehensive income (loss)	$18,515	$(15,340)	$(31,982)	$(69,392)

Earnings (loss) per share of common stock:

Basic	$0.45	$(0.44)	$(0.83)	$(2.11)
Diluted	$0.10	$(0.44)	$(0.83)	$(2.11)

Weighted average common shares outstanding - basic	40,735	35,194	38,454	32,843
Weighted average common shares outstanding - diluted	43,281	35,194	38,454	32,843

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(unaudited)
(in thousands, except par value)

	September 30, 2026	December 31, 2025
Assets
Current assets:
Cash and cash equivalents	$27,419	$42,445
Restricted cash	18,327	1,103
Short-term investments	185,370	82,006
Accounts receivable, net of allowance of $131 and $50, respectively	25,146	34,139
Contract assets	26,982	28,595
Inventories	6,178	6,178
Prepaid expenses and other current assets	7,715	12,329
Total current assets	297,137	206,795
Property and equipment - net	104,825	79,037
Operating lease right of use assets - net	5,485	3,418
Goodwill	10,279	10,279
Intangible assets - net	3,500	4,422
Satellite work in process	103,295	80,651
Other assets	990	1,644
Total assets	$525,511	$386,246
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and accrued liabilities	$18,603	$14,945
Contract liabilities - current	17,718	20,518
Debt - current portion	15,361	7,937
Other current liabilities	4,685	16,061
Total current liabilities	56,367	59,461
Operating lease liabilities	9,878	7,579
Derivative liabilities	19,481	20,648
Long-term debt - net of current portion	204,504	193,180
Other liabilities	281	10,503
Total liabilities	290,511	291,371
Stockholders’ equity:
Class A common stock, $0.0001 par value-authorized, 300,000 shares; issued, 41,399 and 36,227 shares; outstanding, 41,102 shares and 35,930 shares as of September 30, 2026 and December 31, 2025, respectively.	4	4
Additional paid-in capital	993,426	821,319
Accumulated deficit	(758,430)	(726,448)
Total stockholders’ equity	235,000	94,875
Total liabilities and stockholders’ equity	$525,511	$386,246

BLACKSKY TECHNOLOGY INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)
(in thousands)

	Nine Months Ended September 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(31,982)	$(69,392)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization expense	24,752	22,308
Transfer of satellite work in process to mission solutions costs	748	—
Operating lease right of use assets amortization	420	458
Stock-based compensation expense	13,122	10,005
Amortization of debt issuance costs and non-cash interest expense	686	3,581
(Gain) loss on derivatives	(956)	14,148
Non-cash interest income	(2,701)	(1,760)
Paid in kind interest at time of debt extinguishment	—	(29,079)
Loss on debt extinguishment	—	4,140
Other	92	(212)
Changes in operating assets and liabilities:
Accounts receivable	8,900	10,663
Contract assets - current and long-term	1,911	(15,012)
Inventories	—	5,997
Prepaid expenses and other current assets	4,626	(9,085)
Other assets	(7)	(409)
Accounts payable and accrued liabilities	3,174	(8,359)
Other current liabilities	(12,088)	9,979
Contract liabilities - current and long-term	(13,022)	33,233
Other liabilities	—	(196)
Net cash used in operating activities	(2,325)	(18,992)
Cash flows from investing activities:
Purchase of property and equipment	(10,776)	(11,959)
Satellite work in process	(35,758)	(21,942)
Purchases of short-term investments	(195,913)	(120,509)
Proceeds from maturities of short-term investments	95,250	44,000
Net cash used in investing activities	(147,197)	(110,410)
Cash flows from financing activities:
Proceeds from issuance of debt	—	185,000
Proceeds from equity issuances, net of equity issuance costs	160,018	40,832
Proceeds from warrants exercised	123	10,753
Proceeds from options exercised and ESPP shares purchased	806	180
Repayments of debt	(6,188)	(83,377)
Payments for debt issuance costs	—	(7,304)
Withholding tax payments on vesting of restricted stock units	(3,039)	(1,142)
Net cash provided by financing activities	151,720	144,942
Net increase in cash, cash equivalents, and restricted cash	2,198	15,540
Cash, cash equivalents, and restricted cash – beginning of year	43,548	14,378
Cash, cash equivalents, and restricted cash – end of period	$45,746	$29,918

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(unaudited)
(in thousands)

	Three Months Ended September 30,			Nine Months Ended September 30,
	2026		2025	2026	2025
Net income (loss)	$18,515	-29079000	$(15,340)	$(31,982)	$(69,392)
Interest income	(2,052)		(1,324)	(4,424)	(2,574)
Interest expense	3,622		4,037	11,419	10,889
Income tax expense	—		39	—	104
Depreciation and amortization	7,508		7,864	24,752	22,308
(Gain) loss on derivatives	(19,690)		(8,386)	(956)	14,148
Stock-based compensation expense	4,705		3,654	13,122	10,005
Non-recurring transaction costs	92		224	109	1,255
Severance	71		77	323	409
Litigation, settlements, and related costs	2		485	52	700
Loss on debt extinguishment	—		4,140	—	4,140
Impairment and asset disposals	—		46	—	90
Adjusted EBITDA	$12,773		$(4,484)	$12,415	$(7,918)

BLACKSKY TECHNOLOGY INC.
RECONCILIATION OF OPERATING EXPENSES TO CASH OPERATING EXPENSES
(unaudited)
(in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Operating expenses	$33,361	$29,629	$97,406	$88,444
Depreciation and amortization	(7,508)	(7,864)	(24,752)	(22,308)
Stock-based compensation for selling, general and administrative costs	(4,410)	(3,482)	(12,403)	(9,527)
Cash operating expenses	$21,443	$18,283	$60,251	$56,609